Exhibit 10.1
                                                                    ------------

Mr. John Emrich                                      March 5, 2002
President
Guilford Mills, Inc.
4925 West Market Street
Greensboro, NC 27407
Telecopier number: 336-316-4056
Confirmation number: 336-316-6833

Re:      Agreement in Principle.

Dear Mr. Emrich:

Reference is hereby made to that certain $130,000,000 Credit Agreement dated as of May 26, 2000 by and among Guilford Mills, Inc., Wachovia Bank, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, Bank One, N.A., as Documentation Agent, and the Banks parties thereto, (as amended, the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement) and those certain Senior Notes dated as of December 18, 1998 made by the Borrower pursuant to the Note Purchase Agreements, as amended, between the Borrower and each of the Senior Note Holders.

Subject to the terms hereof, this letter will confirm the agreement in principle of the undersigned, as Banks and Senior Note Holders, to the restructuring of the Borrower and the Guarantors pursuant to a Chapter 11 bankruptcy plan of reorganization having the terms and conditions set forth on the attached term sheets (the "Plan").

The obligation of each Bank and each Senior Note Holder to complete such a restructuring is subject, however, to satisfaction of the following conditions:
(i) satisfactory credit approval by each of the Banks and the Senior Note Holders; (ii) the unsecured trade debt of the Borrower and the Guarantors shall not exceed $25,600,000 in the aggregate; (iii) the non-trade general non-priority unsecured debt of the Borrower and the Guarantors (excluding payroll and related expenses and excluding up to $15,000,000 for accrued benefits under certain employee benefit programs) shall not (a) exceed $10,400,000 in the aggregate or (b) otherwise exceed the line item caps set forth on Exhibit A to the term sheets; (iv) there shall not have occurred a material adverse change after the date hereof in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Guarantors, taken as a whole, which material adverse change shall be determined in the sole discretion of such Bank and such Senior Note Holder and;
(v) documentation, including, without limitation, the Plan and the instruments described in the attached term sheets, satisfactory in form and substance to each of the Banks and the Senior Note Holders.

In the event that any of the undersigned Banks or Senior Note Holders determines not to vote for the Plan, such party's right to object to a proposed plan of reorganization on any ground whatsoever, including without limitation on the basis of improper classification of claims, is fully preserved, and shall not be affected hereby.

Unless otherwise waived in writing by each of the Banks, the Senior Note Holders and the Borrower, the aforementioned agreement in principle shall expire upon the occurrence of any of the following events: (i) the Borrower and the Guarantors shall not have filed Chapter 11 bankruptcy petitions on or before April 1, 2002; (ii) the Plan shall not have been filed by April 15, 2002 and
(iii) confirmation of the Plan shall not have occurred on or before June 30, 2002.

This Letter Agreement may be executed by one or more of the undersigned parties in any number of counterparts and by different parties hereto in separate counterparts, each of which may be delivered by facsimile and which (including counterparts delivered by facsimile) when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York

                                           Very truly yours,
BANKS:

WACHOVIA BANK, N.A.,                       FIRST UNION NATIONAL BANK,
individually as a Bank                     individually as a Bank


By: /s/ Collen McCullum                    By: /s/ Collen McCullum
    ----------------------------               ----------------------------
    Name:  Collen McCullum                     Name:  Collen McCullum
    Title: Director                            Title: Director

BANK ONE, N.A.,                            BRANCH BANKING AND TRUST COMPANY,
individually as a Bank                     individually as a Bank


By: /s/ C. Dianne Wooley                   By:  /s/ Richard C. F. Spencer
    ----------------------------               ----------------------------
    Name:  C. Dianne Wooley                    Name:  Richard C. F. Spencer
    Title: First Vice President                Title: Senior Vice President

SENIOR NOTE HOLDERS:

THE PRUDENTIAL INSURANCE                   AMERICAN GENERAL ANNUITY
  COMPANY OF AMERICA                         INSURANCE COMPANY
                                           THE VARIABLE ANNUITY LIFE
                                             INSURANCE COMPANY


By: /s/ Thomas E. Luther                   By: /s/ Lochlan O. McNew
    ----------------------------               ----------------------------
    Name:  Thomas E. Luther                    Name:  Lochlan O. McNew
    Title: Vice President                      Title: Vice President

MASSACHUSETTS MUTUAL LIFE                  C.M. LIFE INSURANCE COMPANY
 INSURANCE COMPANY


By: David L. Babson & Company Inc. as      By:  David L. Babson & Company Inc.
         Investment Adviser                     and Investment Sub-Advisor


By: /s/ Richard B. BcGauley                By: /s/ Richard B. McGauley
    ----------------------------               ----------------------------
    Name:  Richard B. BcGauley                 Name:  Richard B. McGauley
    Title: Managing Director                   Title: Managing Director

CONSENTED TO AND AGREED:

GUILFORD MILLS, INC.,
as Borrower


By: /s/ John A. Emrich
    ----------------------------
    Name:  John A. Emrich
    Title: President
                                  GOLD MILLS, Inc., a Delaware corporation
                                  RASCHEL FASHION INTERKNITTING, LTD.,
                                     a New York corporation
                                  CURTAINS AND FABRICS, INC.,
                                     a New York corporation
                                   GFD FABRICS, INC.,
                                     a North Carolina corporation
                                  GFD SERVICES, INC.,
                                     a Delaware corporation
                                  MEXICAN INDUSTRIES OF NORTH
                                  CAROLINA, INC.,
                                     a North Carolina corporation
                                  HOFMANN LACES, LTD.,
                                     a New York corporation
                                  ADVISORY RESEARCH SERVICES, INC.
                                     a North Carolina corporation
                                  GUILFORD MILLS (MICHIGAN), INC.
                                     a Michigan corporation
                                  GUILFORD AIRMONT, INC.,
                                     a North Carolina corporation
                                  GOLD MILLS FARMS, INC.,
                                     a New York corporation
                                  GMI COMPUTER SALES, INC.
                                  a North Carolina corporation


                                  By: /s/  John A. Emrich
                                  ---------------------------
                                      Name:  John A. Emrich
                                      Title: President

                             TWIN RIVERS TEXTILE PRINTING AND FINISHING, a North Carolina general partnership

                             By: Advisory Research Services, Inc.
                                    a General Partner


                             By: /s/ John A. Emrich
                             ---------------------------
                                 Name:  John A. Emrich
                                 Title: President

THIS PRELIMINARY TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.


                              GUILFORD MILLS, INC.
                TERM SHEET FOR PROPOSED BANKRUPTCY REORGANIZATION
                -------------------------------------------------

         This Term Sheet describes the principal and material terms of a Chapter 11 Plan of Reorganization (the "Plan") for Guilford Mills, Inc. and its subsidiaries (collectively, the "Company").

         Nothing contained herein constitutes an offer susceptible of an acceptance or a legally binding obligation of the Company, the pre-petition secured lender group (the "Senior Lenders") or any other party in interest.

         Subject to the negotiation and execution of a definitive restructuring agreement based on the terms set forth below, the Company contemplates it will file a petition or petitions for relief (a "Petition") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") which may be accompanied shortly thereafter with a proposed chapter 11 plan (the "Plan"), a disclosure statement and other related documents in accordance with the terms set forth below (collectively, with the Plan, the "Transaction"). The transactions described herein are subject in all respects to, among other things, acceptable treatment of tax issues and definitive documentation, including the Plan, appropriate disclosure material, and all documents necessary to effectuate the Plan, all in form and substance satisfactory to the Senior Lenders.

Summary:                                                    Guilford  is  proposing  a  plan  to  recapitalize  the
                                                            Company  through  a  Chapter  11 case on the  terms set
                                                            forth herein (the  "Restructuring").  The Restructuring
                                                            will  provide for the  retention  of the core assets of
                                                            the  Company  ("the   Reorganized   Company")  and  the
                                                            transfer   of   non-core   assets   relating   to   the
                                                            discontinued  operations  of the  Company  to  the  GMI
                                                            Liquidating Trust or similar vehicle ("the Trust").1
                                                            While the Trust would  assume  liabilities  relating to
                                                            those non-core  assets,  the Reorganized  Company would
                                                            retain  such  liabilities  and  would  have a right  of
                                                            reimbursement  from the  Trust for any  payments  made.
                                                            The proposed Restructuring distributions,  described in
                                                            more detail below, are as follows:

------------------------------------------- ---------------------------------- -------------------------------------
Stakeholder                                 Existing Claim ($000s)             Distribution
------------------------------------------- ---------------------------------- -------------------------------------

------------------------------------------- ---------------------------------- -------------------------------------
Pre-petition Senior Lender Group            $270,000,000 (approx.)             90% of  the  shares  of  the  common
                                                                               stock  of  the  Reorganized  Company
                                                                               (the "New  Common  Stock");  100% of

--------
1        The concept of the Trust is subject to further discussions between the
         Company and the Senior Lenders.


------------------------------------------- ---------------------------------- -------------------------------------
                                                                               the   beneficial   interest  of  the
                                                                               Trust;   secured  Pay-In-Kind  Notes
                                                                               (the "PIK  Notes),  as  described in
                                                                               Exhibit  D,  in  an  amount  of  $70
                                                                               million  issued  by the  Trust;  $10
                                                                               million guaranty of PIK Notes2 and
                                                                               Term Loans (as defined below).

------------------------------------------- ---------------------------------- -------------------------------------
Misc. Secured Lenders                       $   1,000,000 (approx.)            To be  paid  in  full in cash on the
                                                                               Effective  Date  of the  Plan  or on
                                                                               terms  mutually   agreeable  to  the
                                                                               Company and the Senior Lenders
------------------------------------------- ---------------------------------- -------------------------------------
Certain General Unsecured Creditors         Not more than  $36,000,000 as set  With  respect to the items listed in
                                            forth  on   Exhibit  A   attached  Exhibit  A, said  items will be paid
                                            hereto,  subject to the line item  in full in  cash or  assumed  by the
                                            caps  set  forth   therein.   The  Reorganized   Debtor.  With  respect
                                            treatment of all other  unsecured  to all  other  claims  of  unsecured
                                            creditors      not      otherwise  creditors  not  otherwise  addressed
                                            addressed  in this Term  Sheet is  in this Term  Sheet,  the  treatment
                                            subject  to  further  discussions  of  said   claims  is   subject   to
                                            between  the Senior  Lenders  and  further   discussions   between  the
                                            the Company.                       Senior Lenders and the Company.
------------------------------------------- ---------------------------------- -------------------------------------
Existing Equity                             100% of Common Stock               10%  of  shares  of the  New  Common
                                                                               Stock
------------------------------------------- ---------------------------------- -------------------------------------
DIP Lenders                                 Outstanding DIP Balance            Cash payment  from Senior  Revolving
                                                                               Exit Facility (as defined below).
------------------------------------------- ---------------------------------- -------------------------------------

As a result of the Restructuring proposed herein, the Reorganized Company's pro forma capitalization would consist of the following:

         (i) Senior revolving exit facility in the aggregate sum of (a) $10 million for availability to the Company plus (b) the amount necessary to retire the DIP (as defined below) (the "Senior Revolving Exit Facility")3;

         (ii) Term loans in the amount equal to the difference between $145 million and the amount of the Senior Revolving Exit Facility (the "Term Loans")3; and

         (iii) $10 million guaranty of $70 million of New PIK Notes issued by the Trust2.

Proposed Reorganization Process:
                                                             No later than April 1, 2002   Chapter 11 Filing
                                                             No later than April 15, 2002  Plan Filing
                                                             No later than June 30, 2002   Plan Confirmation


--------------------------------------------------------------------------------
2        Subject to confirmation of tax and accounting impact.
3        The DIP will be increased if the $19 million (approx.) CIT facility is replaced. The CIT facility shall be in addition to the $145 million of debt to be maintained by the Reorganized Company. If the DIP is increased to replace the CIT facility, the aggregate amount of debt to be maintained by the Reorganized Company will be increased.


                                       2


DIP Facility                                                 The DIP  facility  (the  "DIP") will be provided to the
                                                             Company  on  terms  acceptable  to  the   participating
                                                             Senior Lenders with proceeds  available to fund chapter
                                                             11  expenses.  It is  expected  that the  amount of the
                                                             DIP  will  be  approximately  $30  million  subject  to
                                                             adjustment  based  upon  agreed  borrowing  base of the
                                                             collateral.  The DIP will  constitute a  super-priority
                                                             administrative  claim,  be  secured  by a first lien on
                                                             all of the Company's assets and will contain  customary
                                                             terms and conditions.3

Exit Financing                                               The Senior  Revolving Exit Facility will be provided to
                                                             the Company on terms  acceptable to the Senior  Lenders
                                                             with  proceeds  available to fund  operating  expenses,
                                                             working capital requirements,  capital expenditures and
                                                             debt  service  obligations.  It is  expected  that  the
                                                             minimum  undrawn  amount of the Senior  Revolving  Exit
                                                             Facility on the Effective Date (after  repayment of the
                                                             DIP) will be approximately $10 million.4  The    Senior
                                                             Revolving  Exit  Facility  will be  secured  by a first
                                                             lien on all of the  Reorganized  Company's  assets  and
                                                             contain  customary  terms and  conditions.  The  Senior
                                                             Revolving  Exit  Facility  will have a  maturity  of no
                                                             greater than three years.  See Exhibit B.



TREATMENT OF CLAIMS UNDER THE RESTRUCTURING
-------------------------------------------

         The Restructuring will classify and provide treatment for claims against and interests in the Company as generally described below. Claims in each such class will be discharged in full in exchange for delivery of the consideration described below on the effective date of the Restructuring (the
"Effective Date").

Senior Lender Debt:                                         The  holders  of the  outstanding  principal  amount  of
                                                            indebtedness  outstanding  under the Company's  existing
                                                            debt  agreements  will receive on the Effective  Date of
                                                            the  Plan,  in  complete  satisfaction  of  the  secured
                                                            portion  of  their   claims:   (i) the   Term  Loans  as
                                                            described  in Exhibit C, (ii) the PIK Notes as described
                                                            in  Exhibit  D, (iii) a $10  million  guaranty  from the
                                                            Reorganized  Company  of PIK  Notes2,  (iv)  100% of the
                                                            interest  in the  Trust  and (v)  90% of the New  Common
                                                            Stock.

----------
4        The $10 million of availability to the Company may already be included in the DIP amount.


                                       3


Determination of Senior Lenders' Claims                     The  aggregate  amount of the  Senior  Lenders'  Claims
                                                            shall be equal to all  indebtedness  and other monetary
                                                            obligations  of the Company  under or in respect of the
                                                            existing  debt   agreements,   whether  for  principal,
                                                            interest  (including interest at the applicable default
                                                            rate  after the Event of Default  under the  applicable
                                                            debt instrument  through and including the commencement
                                                            date of these  chapter 11  cases),  fees  (including  a
                                                            make whole in an amount  acceptable  to the Company and
                                                            the  Senior  Lenders),  expenses,   indemnification  or
                                                            otherwise.

Other Secured Claims of the                                 Other  Secured  Claims of the Company  shall  either be
Company                                                     unimpaired  within  the  meaning  of 11  U.S.C.ss. 1124,
                                                            receive  treatment that satisfies the  requirements  of
                                                            11 U.S.C.  1129(b) or receive  such other  treatment as
                                                            to  which  the  Company,  the  Senior  Lenders  and the
                                                            holder of the claim agrees.

Administrative Expense Claims                               All obligations under the DIP are to be paid in full in
                                                            cash on the Effective Date. All other administrative
                                                            expense claims are to be paid in full in cash on the
                                                            Effective Date or when due, whichever is later.

Priority Tax Claims                                         To be paid  pursuant  to section  1129(a)(9)(C)  of the
                                                            Bankruptcy   Code.  The  treatment  of  all  other  tax
                                                            claims   that  fail  to  fall  within  the  meaning  of
                                                            priority tax claims  pursuant to section  1129(a)(9)(C)
                                                            of the  Bankruptcy  Code,  such as any  portion  of the
                                                            deferred  income  taxes,  accrued  franchise  taxes and
                                                            accrued  property  taxes,  set forth on  Exhibit E, are
                                                            subject  to  further  discussions  between  the  Senior
                                                            Lenders and the Company.

Priority Claims                                             To be paid in full in cash on the Effective Date or
                                                            when allowed, whichever is later.

Certain Unsecured Claims of the Company                     Certain  unsecured  claims of the Company  totaling not
                                                            more  than  $36,000,000  as  set  forth  on  Exhibit  A
                                                            attached  hereto,  subject  to the line  item  caps set
                                                            forth therein,  will be paid in full in cash or honored
                                                            and assumed by the Reorganized  Company.  The treatment
                                                            of  all  other   unsecured   creditors   not  otherwise
                                                            addressed  in this Term  Sheet is  subject  to  further
                                                            discussions between the Senior Lenders and the Company.


                                                         4

Intercompany Claims                                         To be determined on a basis mutually acceptable to the
                                                            Senior Lenders and the Company.


Common Stock of Company and Other Rights                    All common stock of the Company, options, warrants and
to Equity Interests                                         other rights to acquire any equity security of the
                                                            Company existing immediately prior to the Effective
                                                            Date and all rights related thereto will be cancelled
                                                            and extinguished or rejected, as applicable, as of the
                                                            Effective Date. Holders of common stock will receive
                                                            10% of the New Common Stock.

Charter, By-Laws                                            To be determined on a basis mutually acceptable to the
                                                            Senior Lenders and the Company.

Releases                                                    Mutual customary and standard exculpation and releases
                                                            for officers, directors, employees, professionals and
                                                            representatives of the Company and Senior Lenders, as
                                                            permitted under applicable law.

Severance Plan, Employee Benefit Plans and Incentive        Certain accrued existing employee benefit obligations
Option Plan                                                 of the Company to the extent currently reflected in the
                                                            Company's financial statements (approximately $15
                                                            million plus normal payroll and related costs
                                                            (including accrued hospital and life insurance of
                                                            approximately $3.5 million)) will be honored and
                                                            assumed by the Reorganized Company. All other employee
                                                            benefits, severance plans or incentive plans,
                                                            including, without limitation, deferred pension
                                                            liabilities, accrued workers' compensation and accrued
                                                            restructuring and severance, as set forth on Exhibit F,
                                                            are subject to further discussions between the Senior
                                                            Lenders and the Company.

Post-Effective Date Corporate Structure                     The  Board  of   Directors   shall   consist  of  seven
                                                            members.  The current CEO, John Emrich,  shall continue
                                                            to be a member  of the  board  and the  holders  of the
                                                            secured  lender debt shall select the other  members of
                                                            the  Board of  Directors  of the  Reorganized  Company.
                                                            Board  members  selected  by  the  Senior  Lenders  may
                                                            include   qualified   existing  board  members  of  the
                                                            Company and other qualified  candidates proposed by the
                                                            Company.  All members of the Board of  Directors  shall
                                                            be  appointed  as of the  Effective  Date of the  Plan.
                                                            The  Reorganized  Company  will  not  sell  all  or any
                                                            substantial  part  of  its  assets  or  enter  into  or
                                                            approve  any  other  business  combination  transaction


                                                         5

                                                            without  the   unanimous   approval  of  the  Board  of
                                                            Directors  prior  to  the  first   anniversary  of  the
                                                            effective date of the Plan and the Reorganized  Company
                                                            charter will reflect this provision,  which restriction
                                                            shall  be   binding   for  all   current   and   future
                                                            shareholders of the Company.

D&O Insurance: Indemnification                              The  Reorganized  Company will assume its  pre-petition
                                                            indemnification   obligations   to  its  directors  and
                                                            officers  to  the  extent  that  such  obligations  are
                                                            covered  and  paid  or   reimbursed  by  D&O  policies;
                                                            provided,   however,   that   with   respect   to   any
                                                            obligations  or claims  arising out of the  approval of
                                                            this Term Sheet, the Reorganized  Company will also pay
                                                            or reimburse an amount  equal to the  deductible  under
                                                            the  Company's  D&O  policies,  which  amount shall not
                                                            exceed  $1,000,000 under any  circumstances  whether or
                                                            not based on one  claim or  multiple  claims  under the
                                                            D&O policies.  The  Reorganized  Company shall maintain
                                                            D&O  coverage  for the benefit of its  pre-confirmation
                                                            officers and  directors for a period of 3 years (with a
                                                            cost  not  greater   than   $750,000)   following   the
                                                            Effective Date of the Plan.

Letter Agreement                                            Subject to credit approval, the Senior Lenders have
                                                            agreed to execute an agreement in principle in the form
                                                            attached to this Term Sheet.

Expenses                                                    The Company shall reimburse the Senior Lenders for all
                                                            fees, costs and expenses incurred in connection with
                                                            the Restructuring.

Privileged and Confidential

                                                                       EXHIBIT A


                              Guilford Mills, Inc.
                Components of Current and Non-Current Liabilities
                            Domestic Operations Only
                                December 30, 2001
                                    ($000's)

                                                     Subject to Dollar
Component                                         Limitation Per Line Item
-------------------------------------             ------------------------
Trade Payables                                       $      25,584
Accrued Environmental Costs                                  3,637
General Reserves                                             1,082
Accrued inventory in transit                                   935
Accrued Grupo Ambar costs (1995)                               704
Accrued Utilities                                              635
Accrued Material Usage                                         302
Accrued Rent                                                   269
Accrual for Cuernavaca Mequiladora                             265
Accrued Storage Costs                                          263
Accrued Director Fees                                          156
Accrued Patent infringement suit costs                         144
Accrued for sales tax audit costs                              137
VAT Payable                                                    119
Accrued Yarn                                                    70
Accrued Legal Fees                                              68
Miscellaneous                                                1,595
                                                     -------------
                                                     $      35,965
                                                     =============

                                                                       EXHIBIT B


                  Term Sheet for Senior Revolving Exit Facility
                  ---------------------------------------------


Issuer:                            Guilford Mills, Inc.

Issue: $[TBD] million (the sum of (a) $10 million for availability to the Company plus (b) the amount necessary to retire the DIP).1

Maturity:                          3 years

Letter of Credit Sub Facility:     $10 million

Optional Payments:                 The Senior Revolving Exit Facility may be
                                   prepaid by the Issuer in minimum amounts to be agreed upon

Guaranties:                        By the subsidiaries of the Issuer which have
                                   issued or are obligated to issue guarantees or will be obligated to issue guarantees under the existing credit facilities
                                   (collectively, the "Guarantors")

Interest Rate:                     Interest on the Senior Revolving Exit
                                   Facility shall be payable quarterly, in
                                   arrears, at a rate per annum equal to Prime
                                   plus 3.25% with the flexibility to transfer
                                   to a LIBOR based performance grid should the
                                   Company meet agreed upon thresholds through
                                   2002

Unused Capacity Commitment Fee:    0.5% on unused commitment

Security:                          The obligations of the Issuer and each of the
                                   Guarantors (each, a "Loan Party") shall be secured by a first priority security interest on all of their respective tangible and intangible assets, including, without limitation, intellectual property, real property and the capital stock of each direct and indirect subsidiary

--------
1 The DIP will be increased if the $19 million (approx.) CIT facility is replaced. The CIT facility shall be in addition to the $145 million of debt to be maintained by the Reorganized Company. If the DIP is increased to replace the CIT facility, the aggregate amount of debt to be maintained by the Reorganized Company will be increased.

Events of Default:                 Those customarily found in transactions of
                                   this type, including, nonpayment of principal when due, nonpayment of interest, fees or other amounts when due, violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon), bankruptcy defaults, and cross-defaults to other indebtedness

Governing Law:                     New York

Covenants:                         Those customarily found in transactions of
                                   this type including quarterly financial
                                   covenants commencing with the fiscal quarter ending September 2002

                                                                       EXHIBIT C


                          Term Sheet for New Term Loans
                          -----------------------------


Issuer:                            Guilford Mills, Inc.

Issue: $[TBD] million term loans in the amount equal to the difference between $145 million and the amount of the Senior Revolving Exit Facility (the "Term Loans").2

Maturity:                          3-year term payable in full at maturity

Optional Payments:                 The New Term Loans may be prepaid by the
                                   Issuer in minimum amounts to be agreed upon

Amortization:                      Amortization schedule and mandatory
                                   prepayments to be agreed

Guaranties:                        By the Guarantors

Interest Rate:                     Interest on the New Term Loans shall be
                                   payable quarterly, in arrears, at a fixed rate per annum equal to 9.89%

Security:                          The obligations of the Issuer and each of the
                                   Guarantors (each, a "Loan Party") shall be secured by a second priority security interest on all of their respective tangible and intangible assets, including, without limitation, intellectual property, real property and the capital stock of each direct and indirect subsidiary

Events of Default:                 Those customarily found in transactions of
                                   this type, including, nonpayment of principal when due, nonpayment of interest, fees or other amounts when due, violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon), bankruptcy defaults, and cross-defaults to other indebtedness

Governing Law:                     New York

----------
2 The DIP will be increased if the $19 million (approx.) CIT facility is replaced. The CIT facility shall be in addition to the $145 million of debt to be maintained by the Reorganized Company. If the DIP is increased to replace the CIT facility, the aggregate amount of debt to be maintained by the Reorganized Company will be increased.

                     --------------------------------------


Covenants:                         Those customarily found in transactions of
                                   this type including quarterly financial
                                   covenants commencing with the fiscal quarter ending September 2002

                                                                       EXHIBIT D


                          Term Sheet for New PIK Notes
                          ----------------------------


Issuer: GMI Liquidating Trust (a liquidating trust or similar type of vehicle)

Issue:                             $70 million New PIK Notes

Maturity:                          3 years

Mandatory Prepayment:              Net proceeds from the disposal of the
                                   Discontinuing Operations and other assets as realized. $10 million of initial cash from the sale of collateral will fund the operation of the Trust; all other proceeds will be used for prepayments

Amortization:                      Amortization schedule to be agreed

Interest Rate:                     Interest on the New Senior Secured PIK Notes
                                   shall be payable quarterly, in arrears, at a rate per annum equal to 10% Paid-In-Kind

Security:                          The obligations shall be secured by a first
                                   priority security interest on all of the respective tangible and intangible assets of the Discontinuing Operations Trust (or similar type of vehicle), including, without limitation, intellectual property and real property

Limited Guaranty                   Limited $10 million guaranty by the
                                   Reorganized Company3

Covenants:                         None

Event of Default:                  Those customarily found in transactions of
                                   this type, including nonpayment of principal when due, bankruptcy defaults and cross-defaults to other indebtedness


----------
3        Subject to confirmation of tax and accounting impact.


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

Transfer of Altamira Stock         Transfer of 65% of the stock of Altamira will
                                   be transferred into the GMI Liquidating
                                   Trust. For the one year period beginning on the Effective Date of the Plan, the GMI
                                   Liquidating Trust will not sell or otherwise dispose of such stock, and the Company will have the right to repurchase such stock at a price equal to the value of 100% of the stock of Altamira to be established by an independent third party appraiser on or before April 1, 2002 unless such date is mutually extended by the Company and the Senior Lenders. The parties further agree that in the event that all obligations under the PIK Notes are satisfied in full and the stock of Altamira remains as an asset in the GMI Liquidating Trust, the stock will be transferred to the Reorganized Company without the exchange of any consideration.
                                   Should the proceeds from the sale of the stock of Altamira together with the proceeds from other asset sales from the GMI
                                   Liquidating Trust exceed the amount of the PIK Notes, any surplus shall be paid to the Reorganized Company.










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

                                                                       EXHIBIT E


                              Guilford Mills, Inc.
                Components of Current and Non-Current Liabilities
                            Domestic Operations Only
                                December 30, 2001
                                    ($000's)


Component                                                  Total
--------------------------------------------------------------------------------
Deferred Income Taxes                                $       6,510
Accrued Franchise Taxes                                        632
Accrued Property Taxes                                         519
                                                     -------------
                                                     $       7,661
                                                     =============

                                                                       EXHIBIT F


                              Guilford Mills, Inc.
                Components of Current and Non-Current Liabilities
                            Domestic Operations Only
                                December 30, 2001
                                    ($000's)

Component                                                    Total
--------------------------------------------------------------------------------
Deferred Pension Liabilities                            $       6,942
Accrued Workers' Compensation                                   3,614
Accrued Restructuring and Severance                               867
                                                        -------------
                                                        $      11,423
                                                        =============

















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